TRIDEX CORPORATION AND SUBSIDIARIES

                  Exhibit 11 Computation of Per Share Earnings
                             (Dollars in Thousands)

                                   (Unaudited)

                                                                  Quarters Ended               Nine Months Ended
                                                             ----------------------      ------------------------
                                                             September     September     September 27,  September
                                                              27, 1997     28, 1996          1997       28, 1996
                                                             ----------------------      ------------------------
PRIMARY:
   EARNINGS:
     Income (loss) from continuing operations                $        0  $    6,096      $      (175)  $    5,719
     Income from discontinued operations                              0         974              607        2,954
                                                             ----------------------      ------------------------
     Net income                                              $        0  $    7,070      $       432   $    8,673
                                                             ======================      ========================

   SHARES:
     Average common shares outstanding                        5,351,000   3,988,000        5,089,000    3,878,000
     Dilutive effect of outstanding options
       and warrants as determined by the
       treasury stock method                                    180,000     246,000          163,000      207,000
                                                             ----------------------      ------------------------
                                                              5,531,000   4,234,000        5,252,000    4,085,000
                                                             ======================      ========================

   EARNINGS PER COMMON AND COMMON
     EQUIVALENT SHARE:
     Income (loss) from continuing operations                $     0.00  $     1.44      $     (0.03)  $     1.40
     Income from discontinued operations                           0.00        0.23             0.11         0.72
                                                             ----------------------      ------------------------
     Net income                                              $     0.00  $     1.67      $      0.08   $     2.12
                                                             ======================      ========================

FULLY DILUTED:
   EARNINGS:
     Income (loss) from continuing operations                            $    6,096                    $    5,719
     Income from discontinued operations                                        974                         2,954
     Add:  after-tax interest on convertible debt                                78                           275
                                                                         ----------                    ----------
     Adjusted net income                                                 $    7,148                    $    8,948
                                                                         ==========                    ==========

   SHARES:
     Average common shares outstanding                                    3,988,000                     3,878,000
     Dilutive effect of outstanding options and warrants as
       determined by the treasury stock method                              345,000                       273,000
     Dilutive effect of convertible debt assumed
       Converted at the beginning of the year                               386,000                       467,000
                                                                         ----------                    ----------
                                                                          4,719,000                     4,618,000
                                                                         ==========                    ==========

   EARNINGS PER COMMON AND COMMON
     EQUIVALENT SHARE:
     Income from continuing operations                                   $     1.30                    $     1.30
     Income from discontinued operations                                       0.21                          0.64
                                                                         ----------                    ----------
     Net income                                                          $     1.51                    $     1.94
                                                                         ==========                    ==========
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